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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 23, 2006

                              IVANHOE ENERGY INC.
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            (Exact name of registrant as specified in its charter)


                                 YUKON, CANADA
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                (State or Other Jurisdiction of Incorporation)


                000-30586                            98-0372413
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         (Commission File Number)                 (I.R.S. Employer
                                               Identification Number)


       SUITE 654 - 999 CANADA PLACE
           VANCOUVER, BC, CANADA                       V6C 3E1
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   (Address of Principal Executive Office)           (Zip Code)

                                (604) 688-8323
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              (Registrant's telephone number, including area code)

                                NOT APPLICABLE
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         (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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               SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 5.02 with respect to the material agreement attached hereto as Exhibit 10.1 is incorporated herein by reference.


                SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

APPOINTMENT OF PRINCIPAL OFFICERS:

On May 23, 2006, the Registrant announced the appointment of Joseph Gasca as President and Chief Operating Officer. Mr. Gasca, 49, will join the Registrant at its Bakersfield, California operations headquarters from BG Group in the United Kingdom. Mr. Gasca is expected to assume his duties early in the third quarter of 2006.

BG Group is a global energy company with a focus on natural gas exploration and production, liquefied natural gas, natural gas transmission and distribution, and power, with total assets of approximately US$21 billion, 2005 revenue of approximately US$9.7 billion and 5,400 employees worldwide. Mr. Gasca joined BG Group in 2004 as General Manager of Operations, with global responsibilities for all of BG Group's businesses, which are located in 20 countries over five continents. In addition to his senior roles at BG Group, Mr. Gasca's 27 years of oil and gas experience include a 22-year career with Texaco Inc. While at Texaco, Mr. Gasca held a number of positions, most recently Vice President of Commercial Development, where he directed technology development for, and global technical support to, Texaco's upstream organization. He was also named Advisor to the President of Texaco's Worldwide Upstream organization, located in White Plains, New York; the Senior Executive in Scotland managing Texaco's North Sea assets; Business Unit Leader of the East Texas and North Louisiana region; Manager of Exploration for the Western Louisiana Shelf of the Gulf of Mexico, and he also held a number of leadership and engineering positions in Texas.

The Registrant is not aware of any relationships or related transactions between Mr. Gasca and the Registrant and its respective affiliates that are required to be disclosed pursuant to applicable SEC rules.

On May 15, 2006, the Registrant entered into a three year Employment Agreement (the "Employment Agreement") with Mr. Gasca to serve as President and Chief Operating Officer, such employment to begin no later than August 1, 2006. It is anticipated that Mr. Gasca will be elected to the Registrant's board of directors and designated the Chief Executive Officer of the Registrant within six (6) months of the commencement of employment, and Mr. Gasca is entitled to resign should such election and designation not occur. Mr. Gasca is to receive a base salary of $310,000, with an annual bonus to be determined by the board of directors of the Registrant. Pursuant to the Employment Agreement, Mr. Gasca will receive incentive stock options exercisable to purchase up to 1,000,000 common shares of the Registrant pursuant to the Company's Employees' and Directors' Equity Incentive Plan dated June 19, 2003 (the "Plan") at a price per common share determined in accordance with the terms of the Plan. Such options will vest and become exercisable in an amount of 250,000 as of the date of commencement of employment, with a further 250,000 to become exercisable at each of the first, second and third anniversary dates thereof. Any such options that remain unexercised as of the 10th anniversary of the date of commencement of employment will expire. In addition, the board of directors of the Registrant may grant additional incentive stock options. In the event of a change of control, Mr. Gasca will be entitled to one year's base salary. As full reimbursement for Mr. Gasca relocating to Bakersfield, California, the Registrant will pay relocation expenses of not less than $50,000.00.

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The  above  description  of  the  Employment  Agreement  is a  summary  and is qualified in its entirety by the Employment Agreement itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Registrant issued a press release announcing the appointment on May 23, 2006. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


                 SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

       (d)   Exhibits.

             EXHIBIT NO.       DESCRIPTION
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                10.1           Employment  Agreement,  by and  between  the
                               Registrant and Joseph I. Gasca, dated as of May 15, 2006

                99.1           Press Release dated May 23, 2006




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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                           IVANHOE ENERGY INC.


Date: May 26, 2006                         By: /s/ Beverly A. Bartlett
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                                               Beverly A. Bartlett
                                               Corporate Secretary




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                                  EXHIBIT INDEX


EXHIBIT
NUMBER                    EXHIBIT TITLE OR DESCRIPTION
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  10.1      Employment  Agreement,  by and between the  Registrant and
            Joseph I. Gasca, dated as of May 15, 2006

  99.1      Press Release dated May 23, 2006






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